UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE CORETEC GROUP INC.

(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1479206 (I.R.S. Employer Identification No.)

600 S. Wagner Rd.

Ann Arbor, MI 48103

(Address of Principal Executive Offices) (Zip Code)

The Coretec Group Inc. 2023 Equity Incentive Plan

(Full title of the plans)

Matthew J. Kappers

Chief Executive Officer

The Coretec Group Inc.

600 S. Wagner Rd.

Ann Arbor, MI 48103

(866) 916-0833

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gregory Sichenzia, Esq.

Jay Yamamoto, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by The Coretec Group Inc., an Oklahoma corporation (the “Company”) relating to 57,000,000 shares of common stock, $0.0002 par value per share (the “Common Stock”), issuable under The Coretec Group Inc. 2023 Equity Incentive Plan (“2023 Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock grants, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this reoffer prospectus, by each of the selling security holders, and any other person with whom he or she is acting in concert for the purpose of selling our shares of Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan of Information.

The Company will provide each recipient of a grant under the 2023 Plan with documents that contain information related to the 2023 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Matthew J. Kappers

Chief Executive Officer

The Coretec Group Inc.

600 S. Wagner Rd.

Ann Arbor, MI 48103

REOFFER PROSPECTUS

THE CORETEC GROUP INC.

Up to 17,000,000 Shares of Common Stock

Issuable under certain awards granted under

The Coretec Group Inc. 2023 Equity Incentive Plan

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 17,000,000 shares (the “Shares”) of our common stock, $0.0002 par value per share (the “Common Stock”) by certain security holders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with common underlying stock options issued under The Coretec Group Inc. 2023 Equity Incentive Plan. You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on the OTC, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page [ ] of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page [ ] of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the OTC under the symbol “CRTG” and the last reported sale price of our Common Stock on October 30, 2023 was $0.0221 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 31, 2023

THE CORETEC GROUP INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

This Reoffer Prospectus may be supplemented from time to time to add, update or change information. To the extent that a statement contained in a prospectus supplement modifies or supersedes any statement contained in this Reoffer Prospectus, it will be deemed to be modified or superseded for purposes of this Reoffer Prospectus and will be deemed to constitute a part of this Reoffer Prospectus only as so modified. Any statement so superseded will be deemed not to constitute a part of this Reoffer Prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

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PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of The Coretec Group Inc., an Oklahoma corporation and its subsidiaries.

Our Company

Overview of the Company.

Coretec’s Technology. The Coretec Group owns intellectual property and patents related to the production and application of engineered silicon to enable new technologies and to improve the lifespan and performance of a variety of materials in a range of industries. The Company is exploring opportunities to use its silicon discoveries and developments to improve the performance of lithium-ion batteries, solid-state LED lights and semiconductors, among other technologies. It is also exploring ways to use its intellectual property to develop optical plastics to advance development of its CSpace 3D imaging chamber.

Endurion. The Company is developing a lithium-ion battery with a silicon-based anode under the name Endurion. The battery industry acknowledges silicon as the next frontier in increasing battery life and utility. To date, battery developers have experienced expansion and contraction problems with silicon anodes including continual formation and degradation of solid-electrolyte-interphase (SEI) material as lithium-ions are absorbed and discharged. During this process, silicon particles can break down, immediately reducing the charging capacity of the anodes. Additionally, the continual formation of SEI material consumes lithium-ions that are then unavailable for charging and can cause negative effects on cycle life. The Company’s battery development program, Endurion, addresses this problem by using silicon-based nanoparticles to mitigate the swelling and pulverization issues that are common in early iterations of silicon anodes. Additionally, Endurion nanoparticles are being engineered with an inherent SEI layer that will allow better conduction of lithium-ions across the SEI layer, thus leading to better cycle life. Using a bottom-up wet chemistry approach, Endurion is being designed to increase energy density in batteries and allow for greater endurance, enhanced performance, and larger capacity in burgeoning applications such as electric vehicles, military technologies, mobile devices, and space exploration.

Cyclohexasilane (CHS). Coretec’s underlying technology is focused on the production of a high-value liquid silicon precursor, cyclohexasilane (“CHS”). A key advantage of CHS is that it remains in liquid form at room temperature and does not convert to a gas until heated above 450°F. CHS is superior to other silicon precursor in many ways compared to materials commonly used for manufacturing silicon-based semiconductors and solar cells (monosilane or trichlorosilane), which have much lower boiling points that require more prescriptive handling that results in higher shipping and handling costs. Using CHS offers several potential technical advantages of using CHS versus common silicon precursors. The Company anticipates that CHS will first be used as an alternative to monosilane or trichlorosilane when adding silicon to lithium ion batteries or when used in manufacturing silicon-based semiconductors.

The Company also envisions long-term potential in several emerging markets where there are opportunities to convert CHS into nanoparticles and nanowires, for such purposes as:

●	Energy storage
●	Solid-state LED lighting
●	Light sensing spectrometers
●	Printable electronics
●	Building-integrated photovoltaic (BIPV) solar energy

Enhancement of CSpace. The Company’s CSpace segment is developing technologies to produce 360-degree volumetric, high-resolution images in a 3D image chamber. The Company is applying its technical expertise and intellectual property in silicon-based materials to advance commercialization prospects for its CSpace technology.

A key challenge in the evolution of CSpace® is the development of the material used for the image chamber. The Company is exploring and testing a variety of glass alternatives with a focus primarily in optimizing the weight and cost of a glass medium.

Near-Term Revenue Opportunities. Opportunities for near-term revenue continue to be explored in battery and microelectronic markets. Interest in the use of silicon in Li-ion batteries continues to increase driven by the growing demand for electrical vehicles, the growth of mobile electronics, and energy storage systems for backup power in commercial wind and solar systems. Discussions are ongoing with end-users of Li-ion battery anode materials that are seeking next generation materials to further increase performance while improving lifetime, charging time, safety and reliability.

We believe these users will be well positioned to benefit from Endurion. While we believe Endurion will provide near term revenue, we also continue to explore revenue opportunities with CHS in microelectronics and especially those early adopter markets where advanced microelectronics are being developed in lower volumes and with less price sensitivity.

Endurion Business

The global demand for an improved battery is increasing exponentially. The lithium-ion battery market size is expected to grow from $45 billion in 2022 to $135 billion by 2031; with a compounded annual growth rate of 13% over that time period. The Company’s plan is to develop a Li-ion battery with a silicon-based anode. Research has shown that silicon has a 10X increased capacity of energy storage. So, even incremental amounts of silicon in the traditional graphite matrix could contribute substantially to overall increased anode capacity. The Coretec Group’s unique functionalized silicon nanoparticle anode material with an engineered SEI layer allows greater ability to access the unique material properties of silicon potentially leading to increased energy density, faster charging, and enhanced cycle life.

Endurion Business Model

Coretec’s business model for Endurion is to use its expertise in engineering silicon to create modified silicon nanoparticles for the Endurion battery. The Company uses its personnel, laboratory, and physical assets to research and develop Endurion. In addition, the Company will utilize the resources of outside vendors for products and services including outside testing providers, chemical material suppliers, and battery manufacturers.

Potential Applications for Endurion Revenue

●	Electric vehicles
●	Consumer electronics
●	Stationery and utility-scale energy storage for green energy development – wind and solar
●	Military vehicles, drones, and weapon systems as well as wearable power for soldiers

Endurion Competition

The global lithium-ion battery market size was valued at USD $45 billion in 2022 and a number of multi-billion dollar companies such as Panasonic and Samsung manufacture Li-ion batteries. Lithium silicon batteries are a subclass of the total Li-ion battery market.  The global adoption of electric vehicles is driving the growth in battery innovation.  A number of private and public companies are attempting to improve lithium-ion batteries by using silicon in the battery anode. To date, a proven solution for a silicon based anode has yet to be commercialized on a large scale.

The Company’s wet chemistry approach is innovative and ground breaking.  The Endurion technology will produce an anode for lithium-ion batteries with an artificial SEI layer on silicon nanoparticles. The competitive advantage of Endurion is realizing the immense benefits of silicon in lithium-ion batteries and achieving:

●	Greater energy density
●	Faster charging
●	Improved cycle life

Cyclohexasilane Business

The Company’s business model is to identify and commercialize disruptive technologies requiring silicon that serve advanced technology markets. Sources of disruptive technology are often licensed technology created by major universities, institutes, national laboratories and other research centers. Where technology does not already exist, the Company intends to sponsor and jointly develop research with its customers, as well continue its research in the Company’s lab.

Coretec is developing, testing, and providing new and/or improved technologies and resulting product solutions for energy-related industries including, but not limited to energy storage, renewable energy, energy conservation, and distributed energy industries. Many of these technologies and resulting product solutions can also be applied to the broader markets of anti-counterfeit packaging, medical devices, electronics, photonics, and displays. The initial technologies and product solutions are based on new innovations in:

●	Cyclohexasilane (Si6H12)
●	Silicon quantum dots (Si QDs)
●	“Stacked” polysilane ((R2Si)n)
●	Doped alloy variants of the various silicon innovations
●	Future, high-refractive-index siloxane polymers (HRISP)

Early adoption of these technologies and resulting product solutions is anticipated in markets for energy storage (lithium-ion batteries), solid-state lighting (LEDs), solar energy and printable electronics.

Coretec’s management leverages years of expertise and experience in equipment and services for the energy storage industry, procuring and managing investments and financial services, and in R&D and commercialization of material and chemical technologies.

CHS Business Model

Coretec’s business model includes monitoring the ever-growing catalogue of new technologies and valuable IP for licensing opportunities that could lead to incremental improvements and/or additional features in resulting products or lead to next generation products for use by energy-related industries and is created and held within universities and other parties that may lack financial resources and/or interest to further develop and commercialize them.

Additionally, where needs exist, but new technologies and resulting products are not currently available, the Company aims to conduct research-and-development (“R&D”) activities through sponsored projects performed at major universities, institutes, national laboratories and other research centers. Coretec will leverage existing, world-class expertise, experience, and laboratory facilities in these non-profit entities for R&D, testing, and proof-of-concept studies up to and including studies at the device level that may be required to create commercialization opportunities.

Following these proof-of-concept studies, commercialization opportunities (e.g., manufacturing, marketing, sales) created for its technologies and IP will include, but are not limited to:

●

Joint ventures or other business collaborations with Coretec’s joint development partners who can manufacture, market and sell new or improved products (based upon Coretec’s technologies and IP) into existing or new supply chains

●	Manufacturing, marketing and selling its own products

●	Creating exit strategies such as:

o	The sale of one or more technologies and related IP to the private sector

o	The licensing of and/or sublicensing of one or more technologies and related IP to the private sector

o	Other business transactions, such as mergers, acquisitions and spinoffs

CHS Research & Development

Coretec’s priorities for R&D and commercialization are customer- and market-driven and guided by the needs and specifications of the energy-related industries served. Identified customer- and market-driven opportunities include:

●	Novel silicon-based materials that facilitate “greener” more eco-friendly energy production, including:

o	Lower-cost, longer-life, higher-capacity battery energy storage systems, such as lithium-ion batteries (LiBs), for use in transportation and distributed power-generation systems

o	More aesthetically appealing, lower cost building-integrated photovoltaics (BIPV)

o

Flexible and/or printable electronics for use in monitoring the condition of distributed or remote assets, e.g., wind power and embedded, wireless sensors to detect corrosion and other changes in pipelines.

●

Novel silicon-based materials that facilitate “greener” more energy efficient products, such as the encapsulation of high-brightness LEDs to improve light extraction, and solar cells to improve full-spectrum light collection

●

Novel silicon-based materials that facilitate more efficient and eco-friendly exploration and monitoring of distributed energy industries, including imaging materials for visualizing oil and gas exploration and distribution data using volumetric 3D displays

●

Novel silicon-based materials that prevent illegal imitation or reproduction of a product or service used within energy-related industries, including trusted-supply products (anti-counterfeit packaging) for supply chain assurance, currency, identity documents, lottery tickets, etc.

Future CHS Revenue

In the future, the Company anticipates revenue from one or more business transactions, such as:

●

The sale of Coretec novel silicon-based materials that improve or otherwise enhance the performance of such products as lithium-ion batteries, electronics, solar cells, and displays and/or other optical-based devices

●	A share of the revenue from the sale of jointly developed product(s) and/or from one or more joint ventures with strategic partners

●	The sale or licensing of technologies and associated intellectual property to joint development partners or other companies

CHS Competition

Based on market research and competitive analysis, the Company believes its CHS technology is unique and provides an advantage in that should allow for 1) high-yield, low-cost production using readily available raw materials, 2) storage, transport and use as a liquid at room temperature 3) processing of the liquid into fibers, particles, and films that, when heated, form silicon, and 4) the creation of doped silicon by doping CHS at an atomic level. Competing silanes provided by numerous manufacturers exist as a gas at room temperature, making them explosive. This results in greater costs for storage, handling, transportation and use. The closest competitor to Coretec’s CHS is cyclopentasilane which exists as a gas at room temperature. Cyclopentasilane has proven costly and difficult to manufacture. Other competitors exist for specific applications. For example, graphene and carbon nanotubes are potential competitors in printable electronics. However, they are only now emerging and require a purification process that is proving costly.

Coretec’s business and commercialization model is based in part upon establishing joint development partnerships with companies that are commercially successful and financially sound as well as deeply embedded in the supply chains for the aforementioned energy-related products. For example, Coretec is developing a strategic partnership with a domestic supplier of silicon-based materials that will facilitate further development and scale-up of cyclohexasilane (Si6H12) plus chemical derivatives and other materials based on CHS. This strategic partnership will enable Coretec to supply large quantities of these novel silicon materials to those companies interested in producing prototype batteries, electronics, and photovoltaic/solar cells for testing and commercial evaluation. Coretec will continue to seek other such strategic partnerships within the private sector.

Volumetric 3D Display Business

The Company owns the rights to a patented volumetric 3D display technology that was developed by and with the University of Oklahoma (the “University”) under a Sponsored Research Agreement (“SRA”). The development to date has resulted in multiple technologies, two working laboratory prototypes (Lab Proto 1 and Lab Proto 2). Under the SRA, the Company has obtained the exclusive worldwide marketing rights to these 3D display technologies. On December 28, 2010, the United States Patent and Trademark Office (“USPTO”) approved the patent called “Light Surface Display for Rendering a Three-Dimensional Image,” and issued the United States Patent No. 7,858,913. On August 21, 2012, the USPTO approved a continuation patent called “3D Volumetric Display” and issued the US Patent No. 8,247,755. These patents describe the foundation of what is called CSpace® technology (“CSpace”).

Overview of Volumetric 3D Display Technology

CSpace is a patented glasses-free 3D static volumetric display technology that is being designed to produce high-resolution full- color, true 3D images from 3D datasets generated by imaging systems or transformed from raw datasets (e.g., cyber data) that can benefit from visualization in 3D. Coretec CSpace will deliver 800 million voxels in a full color desktop format having a 360 degree viewing angle. The creation of high resolution images in a glass chamber reduces eye and cognitive fatigue that can degrade user comfort, endurance and reliability during decision making

Commercialization Strategy and Target Applications

The Company plans to commercialize the CSpace volumetric 3D technology through customer-funded research-and-development contracts and technology licensing agreements for such high-value applications as air-traffic control, design visualization, and medical imaging. The Company plans to develop products for contract engineering and with joint development customers. At this time the Company does not have any commercialized products and does not plan to develop its own products based on the CSpace technology due to the high –value, low-volume nature of the best-fit initial applications for this technology. These applications include but are not limited to the following:

●	Healthcare (diagnostics, surgical planning, training, telemedicine, bio surveillance)

●	Cybersecurity data visualization

●	Military (operational planning, training, modeling and simulation, battlespace awareness, damage assessment, autonomous piloting)

●	Physical security (passenger, luggage & cargo screening)

●	Mining, oil & gas exploration

●	Meteorological and oceanographic data visualization

CSpace Competition

Based on market research, we have concluded that the CSpace volumetric technology is unique and advantaged versus other 3D technologies in that it can deliver both 1) a true 360-degree viewing experience for multiple simultaneous users, and 2) high image quality, high reliability and large image size. Rear projection 3D displays such as those from Zecotek, Setred, and EuroLCDs (formerly LC Tech LightSpace) do not provide a 360-degree viewing experience and are typically limited to one or two users. Early proof-of-concept work done on infrared active phosphor displays by 3D Display Laboratories proved to not be scalable due to limited phosphor persistence and vector scanning limitations. While holographic and light-field displays show promise, they do not deliver a true 360-degree viewing experience and cost-effective multiple user systems do not appear feasible due to current and expected pixel density, data bandwidth and compute power limitations.

History of 3D Technology Research and Development at the University of Oklahoma

Beginning in 2007 the University, under an SRA with the Company, undertook the development of high potential 3D display technologies. It is anticipated that Coretec’s technology will play a key role in the continued development of an image space material for CSpace.

Corporate Information

Our corporate name is The Coretec Group Inc for both legal and commercial purposes. We are an Oklahoma corporation. Our executive offices are located at 600 S. Wagner Rd., Ann Arbor, MI 48103 and our telephone number is (866) 916-0833. We maintain a corporate website at thecoretecgroup.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

The Offering

Outstanding Common Stock:	284,104,032 shares of our Common Stock are outstanding as of October 31, 2023.

Common Stock Offered:	Up to 17,000,000 shares of Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the 2023 Plan.

Selling Securityholders:

The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page [ ]. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:

We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the 2023 Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

OTC trading symbol:	CRTG

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 17, 2023, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Stockholders acquired, or may acquire, these shares from us pursuant to the 2023 Plan. The shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the 2023 Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Percentage of ownership is based on 284,104,032 shares of common stock outstanding on October 31, 2023.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)	Offered	Number	Percent (%)
Victor Keen (3)	110,698,311	37.5%	3,000,000	107,698,311	36.85%
Simon Calton (4)	26,707,834	9.05%	3,000,000	23,707,834	8.43%
Matthew J. Kappers (5)	22,205,117	7.27%	5,000,000	17,205,117	5.73%
Matthew Hoffman (6)	14,705,882	4.93%	5,000,000	9,705,882	3.31%
Ronald Dombrowski (7)	7,644,920	2.65%	1,000,000	6,644,920	2.31%

*less than 1%

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 284,104,032 shares of Common Stock outstanding as of October 31, 2023.

(2)

Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

(3)

Represents 96,048,679 shares owned by Mr. Keen and (i) 3,561,299 shares, representing his pecuniary interest in shares held by Carlton James Ltd., (ii) 11,000,000 shares issuable upon exercise of the options held by Mr. Keen, and (iii) 88,333 shares issuable upon the conversion of 265,000 shares of Series A preferred stock held by Mr. Keen. Victor Keen is a Co-Chairman of the Company’s Board of Directors.

(4)

Represents 5,771,131 shares owned by Mr. Calton and (i) 9,936,703 shares, representing his pecuniary interest in shares held by Carlton James Ltd. Simon Calton is the Co-Chairman of the Company’s Board of Directors and (ii) 11,000,000 shares issuable upon exercise of the options held by Mr. Calton. Mr. Calton is a Co-Chairman of the Company’s Board of Directors.

(5)

Represents 1,205,117 shares owned by Mr. Kappers and 21,000,000 shares issuable upon exercise of the options held by Mr. Kappers. Matthew Kappers is the Company’s CEO and Director on the Company’s Board of Directors.

(6)

Represents 705,882 shares owned by Mr. Hoffman and 14,000,000 shares issuable upon exercise of options held by Mr. Hoffman. Matthew Hoffman is the Company’s Chief Financial Officer and Chief Operating Officer

(7)

Represents 3,644,920 shares owned by Mr. Dombrowski and 4,000,000 shares issuable upon exercise of the options held by Mr. Dombrowski. Ronald Dombrowski is a Director on the Company’s Board of Directors.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NASDAQ Stock Market LLC;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Coretec Group Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, included in our annual report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference, have been audited by HoganTaylor LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

●	our annual report on Form 10-K for the fiscal year ended December 31, 2022, and filed with the SEC on March 17, 2023;
●	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023;
●	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 11, 2023;
●	our current reports on Form 8-K filed with the SEC on January 13, 2023 and October 31, 2023; and
●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(g) under the Exchange Act, filed with the SEC on May 3, 2012.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at thecoretecgroup.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to The Coretec Group Inc., Attention: Investor Relations, 600 S. Wagner Rd., Ann Arbor, MI 48103, (866) 916-0833.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

●	our annual report on Form 10-K for the fiscal year ended December 31, 2022, and filed with the SEC on March 17, 2023;
●	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023;
●	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 11, 2023;
●	our current reports on Form 8-K filed with the SEC on January 13, 2023 and October 31, 2023; and
●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(g) under the Exchange Act, filed with the SEC on May 3, 2012.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	2023 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 31, 2023)

23.1*	Consent of HoganTaylor LLP

23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Form S-8)

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on October 31, 2023.

THE CORETEC GROUP INC.

By:	/s/ Matthew J. Kappers
Matthew J. Kappers
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Matthew L. Hoffman
Matthew L. Hoffman
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew J. Kappers as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Matthew J. Kappers	Chief Executive Officer (Principal Executive Officer) and Director	October 31, 2023

Matthew J. Kappers

/s/ Matthew L. Hoffman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2023

Matthew L. Hoffman

/s/ Victor F. Keen	Director	October 31, 2023

Victor F. Keen

/s/ Simon Calton	Director	October 31, 2023

Simon Calton

/s/ Ron Dombrowski	Director	October 31, 2023

Ron Dombrowski